Exhibit 99.1

For investor relations information, contact:

Rob Drennen
Halifax Corporation of Virginia
rdrennen@hxcorp.com
(717) 506-4700 x2228

HALIFAX CORPORATION SHAREHOLDERS APPROVE COMPANY’S ACQUISITION BY GLOBAL IRON HOLDINGS

ALEXANDRIA, VA –MARCH 2, 2010 – Halifax Corporation of Virginia (HALX.PK — OTC), today announced the results of its annual shareholders’ meeting held earlier today. The proposed acquisition of the Company by Global Iron Holdings, LLC, an affiliate of Global Equity Capital, LLC, and the transactions contemplated thereby was approved by shareholders. The acquisition of the Company by Global Iron Holdings, LLC is expected to close later this week. As result of the transaction, the shareholders of Halifax will receive $1.20 per share for their outstanding shares of Halifax common stock.

In addition, shareholders of the Company reelected the Company’s existing board members, John H. Grover, John M. Toups, Daniel R. Young, Thomas L. Hewitt, Arch C. Scurlock, Jr., Donald M. Ervine and Charles L. McNew, to hold office for a term of one year or until their respective successors have been duly elected and qualified.

Charles McNew, President and CEO, stated, “We are pleased to announce the results of the annual meeting and look forward to the completion of our acquisition by Global and our ability to provide a liquidity event for our shareholders. ”

About Halifax Corporation of Virginia

Founded in 1967, Halifax Corporation of Virginia is an enterprise logistics and maintenance solutions company providing a wide range of technology services to commercial and government customers throughout the United States. The Company’s principal products are enterprise logistics solutions and high availability hardware maintenance services. More information on Halifax can be found at www.hxcorp.com.

Cautionary Statement on Risks Associated with Halifax Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “target,” “goal,” “project,” “anticipate,” “predict,” “intend,” “plan,” “estimate,” “may,” “will,” “should,” “could” and similar expressions and their negatives are intended to identify such statements. Forward-looking statements are not guarantees of future performance, anticipated trends or growth in businesses, or other characterizations of future events or circumstances and are to be interpreted only as of the date on which they are made. Halifax undertakes no obligation to update or revise any forward-looking statement. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Halifax described in documents filed with the SEC from time to time. Halifax’s SEC filings can be accessed through the Investor Relations section of our website, www.hxcorp.com, or through the SEC’s EDGAR Database at www.sec.gov.